AMERICAN STRATEGIC MINERALS CORPORATION
(FORMERLY VERVE VENTURES, INC.)
PRO FORMA COMBINED FINANCIAL INFORMATION
(UNAUDITED)

AMERICAN STRATEGIC MINERALS CORPORATION
(FORMERLY VERVE VENTURES, INC.)

Index to Unaudited Pro Forma Combined Financial Information

Pages

Unaudited Pro Forma Combined Balance Sheets	2

Unaudited Pro Forma Combined Statements of Operations	3

Notes to Unaudited Pro Forma Combined Financial Information	4

AMERICAN STRATEGIC MINERALS CORPORATION
(FORMERLY VERVE VENTURES, INC.)
(A Development Stage Company)
UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

	American Strategic
	Minerals Corporation	American Strategic
	(formerly Verve Ventures, Inc.)	Minerals Corporation
	(A Development Stage Company)	(An Exploration Stage Company)

	October 31,	December 31,
	2011	2011		Pro Forma Adjustments			Pro Forma
	Historical	Historical		Dr		Cr.	Balances
ASSETS	(see Note)	(see Note)					(Unaudited)

CURRENT ASSETS:
Cash	$55	$129,152	( f )	$5,214,965		$-	$5,344,172
Prepaid expenses	3,345	20,000		-		-	23,345

Total Current Assets	3,400	149,152		5,214,965		-	5,367,517

Deposits	-	3,500	( e )	6,000,000		-	6,003,500

Total Assets	$3,400	$152,652		$11,214,965		$-	$11,371,017

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$-	$4,000		$-		$-	$4,000
Note payable	-	-		-	( e )	1,000,000	1,000,000
Notes payable - related party	11,050	152,974		-		-	164,024
Advances payable	-	100,000	( f )	100,000		-	-

Total Liabilities	11,050	256,974		100,000		1,000,000	1,168,024

STOCKHOLDERS' DEFICIT :

Preferred stock ($.0001 par value; 50,000,000 shares authorized;
none issued and outstanding prior to merger);	-	-		-		-	-
Common stock ($.0001 par value; 200,000,000 shares authorized;
12,331,644 shares issued and outstanding prior to merger (post-split);
$0.0001 par value; 200,000,000 shares authorized;
38,129,930 issued and outstanding after the merger)	1,233	5,000	( a ) ( c ) ( d )	5,483	( b ) ( e ) ( f )	3,063	3,813
Additional paid-in capital	24,017	-	( b ) ( c ) ( d )	110,322	( a ) ( c ) ( d ) ( e ) ( f )	10,318,385	10,232,080
Accumulated deficit	(32,900)	(109,322)		-	( d )	109,322	(32,900)

Total Stockholders' Deficit	(7,650)	(104,322)		115,805		10,430,770	10,202,993

Total Liabilities and Stockholders' Deficit	$3,400	$152,652		$215,805		$11,430,770	$11,371,017

See accompanying notes to unaudited pro forma combined financial statements.

AMERICAN STRATEGIC MINERALS CORPORATION
(FORMERLY VERVE VENTURES, INC.)
(A Development Stage Company)
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

	American Strategic
	Minerals Corporation	American Strategic
	(formerly Verve Ventures, Inc.)	Minerals Corporation
	(A Development Stage Company)	(An Exploration Stage Company)

		For the Period from
	Fiscal Year	April 30, 2011 (Inception)
	Ended October 31, 2011	to December 31, 2011	Pro Forma Adjustments		Pro Forma
	Historical	Historical	Dr	Cr.	Balances
	(see Note)	(see Note)			(Unaudited)

Net revenues	$-	$-	$-	$-	$-

Operating expenses:
General and administrative expenses	30,928	9,848	-	-	40,776
Impairment of mining rights	-	99,474	-	-	99,474

Total operating expenses	30,928	109,322	-	-	140,250

Loss from operations	(30,928)	(109,322)	-	-	(140,250)

Loss before income taxes	(30,928)	(109,322)	-	-	(140,250)

Provision for income taxes	-	-	-	-	-

Net loss	$(30,928)	$(109,322)	$-	$-	$(140,250)

Net loss per common share:
Basic and Diluted	$(0.00)				$(0.00)

Weighted avergae shares outstanding:
Basic and Diluted	12,331,644				38,129,930

See accompanying notes to unaudited pro forma combined financial statements.

AMERICAN STRATEGIC MINERALS CORPORATION
(FORMERLY VERVE VENTURES, INC.)
Notes to Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of our merger with American Strategic Minerals Corporation, a Colorado corporation (“Amicor”).

On January 26, 2012, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Amicor and the shareholders of Amicor (the “Amicor Shareholders”).  Upon closing of the transaction contemplated under the Exchange Agreement (the “Share Exchange”), on January 26, 2012, the Amicor Shareholders (nine persons) transferred all of the issued and outstanding capital stock of Amicor to the Company in exchange for an aggregate of 10,000,000 shares of the common stock of the Company.  Such exchange caused Amicor to become a wholly-owned subsidiary of the Company.  Additionally, as further consideration for entering into the Exchange Agreement, certain Amicor Shareholders received ten-year warrants to purchase an aggregate of 6,000,000 shares of the Company’s Common Stock with an exercise price of 0.50 per share (the “Share Exchange Warrants”).  The Share Exchange Warrants may be exercised on a cashless basis after 12 months from the date of issuance in the absence of an effective registration statement covering the resale of the shares of Common Stock underlying the Share Exchange Warrants.  Prior to the acquisition of Amicor by the Company, Amicor acquired certain mining and mineral rights from the Amicor Shareholders and is primarily involved in uranium exploration and development, as further described herein.

On January 26, 2012, contemporaneously with the Exchange Agreement, the Company also entered into an Option Agreement (the “Option Agreement”) with Sagebrush Gold Ltd, a Nevada corporation (“Sagebrush”) pursuant to which the Company obtained the option (the “Sagebrush Option”) to acquire certain uranium exploration rights and properties held by Sagebrush (the “Sagebrush Properties”), as further described herein.  In consideration for issuance of the Sagebrush Option, the Company issued to Sagebrush (i) a $1,000,000 promissory note payable in installments upon satisfaction of certain conditions (the “Note”), expiring six months following issuance and (ii) 10,000,000 shares of our Common Stock (collectively, the “Option Consideration”).  Pursuant to the terms of the Note, upon the closing of a private placement in which the Company receives gross proceeds of at least $5,000,000 (within six months of the closing of the Exchange Agreement), then the Company shall repay $500,000 under the Note.  Additionally, upon the closing of a private placement in which the Company receives gross proceeds of at least an additional $1,000,000 (within six months of the closing of the Exchange Agreement), the Company shall pay the outstanding balance under the Note.  The Note does not bear interest.  The Option is exercisable for a period of 90 days following the closing of the Exchange Agreement, in whole or in part, at an exercise price of Ten Dollars ($10.00) for any or all of the Sagebrush Properties.  In the event the Company does not exercise the Sagebrush Option, Sagebrush will retain all of the Option Consideration.

Following the closing of the Share Exchange, the Company entered into agreements with certain consultants, including GRQ Consultants, Inc., pursuant to which such consultants would provide certain services to the Company in consideration for which the Company issued to the consultants warrants to purchase an aggregate of 3,500,000 shares of the Company’s common stock with an exercise price of $0.50 per share (the “Consulting Warrants”) for an aggregate purchase price of $350.  The Consulting Warrants have a term of ten years and are exercisable on a cashless basis after twelve months if the shares of common stock underlying the Consulting Warrants are not registered with the Securities and Exchange Commission.  The Company issued warrants to purchase an aggregate of 2,700,000 shares of Common Stock at an exercise price of $0.50 per share to Joshua Bleak, David Rector, Stuart Smith and George Glasier, as directors of the Company (the “Director Warrants”). The Director Warrants have a term of ten years and are exercisable on a cashless basis after twelve months if the shares of common stock underlying the Director Warrants are not registered with the Securities and Exchange Commission.  The Director Warrants issued to Mr. Bleak, Mr. Smith and Mr. Rector vest in three equal annual installments with the first installment vesting one year from the date of issuance.  The Director Warrant issued to Mr. Glasier is immediately exercisable. The Company also issued the ten-year Additional Consulting Warrant to purchase an aggregate of 300,000 shares of Common Stock with an exercise price of $0.50 per share to another outside consultant which vests in three equal annual installments with the first installment vesting one year from the date of issuance.

Additionally, on January 26, 2012, the Company sold 10,029,930  shares of our common stock at a purchase price of $0.50 per share in a private placement to accredited investors, resulting in aggregate gross proceeds to the Company of $5,014,965 (the “Private Placement”), which includes an aggregate of $100,000 advanced to Amicor for general working capital purposes prior to the closing of the Share Exchange which was converted into an aggregate of 200,000 shares of Common Stock in the Private Placement and an aggregate of $75,000 in debt owed in January 2012 for legal fees incurred by Amicor which was converted into an aggregate 150,000 shares of Common Stock in the Private Placement.  On January 30, 2012, the Company sold an additional 600,000 shares of Common Stock in the Private Placement with gross proceeds to the Company of $300,000.

Immediately following the closing of the Share Exchange and the Private Placement, under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”), the Company transferred all of the pre-Share Exchange assets and liabilities to a newly formed wholly-owned subsidiary of the Company, Verve Holdings, Inc. (“SplitCo”).  Pursuant to a stock purchase agreement (the “Stock Purchase Agreement”), the Company transferred all of the outstanding capital stock of SplitCo to certain former shareholders of the Company in exchange for the cancellation of 4,769,144 (post-split) shares of the Company’s Common Stock that they owned (the “Split-Off”), with 7,500,000 (post split) shares of the Company’s common stock held by persons who acquired such shares prior to the Share Exchange remaining outstanding.  Accordingly, following the Split-Off, 7,500,000 shares will constitute our “public float”.

Following (i) the closing of the Share Exchange, (ii) the closing of the Private Placement for $5,014,965, (iii) the closing of the Option Agreement and (iv) the cancellation of 4,769,144 (post-split) shares in the Split-Off, there were approximately 38,129,930 shares of common stock issued and outstanding.  Approximately 26% of such issued and outstanding shares were held by the Amicor Shareholders, approximately 28% were held by the investors in the Private Placement, approximately 26% were held by Sagebrush; and approximately 20% were held by existing shareholders of the Company, some of whom were also investors in the Private Placement.

On November 25, 2011, the board of directors of the Company authorized a 1.362612612 for one forward split in the form of a dividend, whereby an additional 0.362612612 shares of common stock, par value $0.0001 per share, were issued for each one share of Common Stock held by each shareholder of record on December 9, 2011.  All share amounts referenced in this Current Report on Form 8-K have been adjusted to reflect the number of shares of Common Stock on a post-dividend/post-split basis.

On December 7, 2011, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in order to change its name to American Strategic Minerals Corporation from Verve Ventures, Inc., and change the Company’s authorized capital to 200,000,000 shares of common stock from 75,000,000 shares, change the par value to $0.0001 per share from $.001 per share, and authorized new 50,000,000 shares of preferred stock, par value $0.0001 per share.

The unaudited pro forma combined financial information assumes the Share Exchange Transaction was consummated as of October 31, 2011. The financial statements of the Company included in the following unaudited pro forma combined financial information are derived from the audited financial statements of the Company for the fiscal year ended October 31, 2011 contained on Form 10-K as filed with the Securities and Exchange Commission. The financial statements of Amicor included in the following unaudited pro forma combined financial information are derived from the audited  financial statements of Amicor for the period ended December 31, 2011 contained elsewhere in this Form 8-K. The unaudited pro forma combined balance sheet is prepared as though the transactions occurred at the close of business on October 31, 2011. The pro forma combined statement of operations gives effect to the transactions as though they occurred on November 1, 2010.

The information presented in the unaudited pro forma combined financial information does not purport to represent what our financial position would have been had the Exchange Transaction occurred as of the dates indicated, nor is it indicative of our future financial position for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the consolidated company will experience after the Exchange Transaction.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes is reasonable under the circumstances. The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and related notes of the Company.

Unaudited pro forma adjustments reflect the following transaction:

a)
Additional paid in capital		6
Common stock, at par	6
To reflect the cancellation of 62,500 shares (post-split) of common stock previously issued to a shareholder of the Company on December 13, 2011.

b)
Additional paid in capital	1,000
Common stock, at par		1,000
To reflect the issuance of 10,000,000 shares of common stock and ten-year warrants to purchase an aggregate of 6,000,000 shares of the Company’s common stock in connection with the share exchange agreement.

c)
Common stock, at par	477
Additional Paid-in Capital		477
To reflect the cancellation of 4,769,144 shares of common stock in connection with the Conveyance Agreement.

d)
Common stock- Amicor	5,000
Additional paid in capital	104,322
Accumulated deficit		109,322
To recapitalize for the Share Exchange Transaction (or Reverse Merger).

e)
Deposit	6,000,000
Notes payable		1,000,000
Additional paid in capital		4,999,000
Common stock, at par		1,000
Contemporaneously with the Exchange Agreement, the Company purchased an option to acquire certain uranium properties exercisable for 90 days in consideration for (i) the issuance of a promissory note in the aggregate principal amount of $1,000,000, and (ii) 10,000,000 shares of the Company’s common stock issued to Sagebrush valued at $0.50 per share based on the recent selling price of our common stock in a private placement.

f)
Cash	5,214,965
Advance payable	100,000
Additional paid in capital		5,313,902
Common stock, at par		1,063
To reflect the issuance of 10,629,930 shares of common stock to investors in connection with a private placement for a total gross proceeds of $5,314,965 which occurred between January 26, 2012 and January 30, 2012. Such gross proceeds include an aggregate of $100,000 advanced to Amicor for general working capital purposes prior to the closing of the Share Exchange.